Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A of our report dated July 7, 2025 relating to the combined financial statements which appeared in Off the Hook YS Inc. and Affiliates Annual Report on Form S-1 as of and for the years ended December 31, 2024 and 2023.

/s/ M&K CPAS, PLLC

The Woodlands, TX

July 28, 2025